Exhibit 1.2

PRICING AGREEMENT

March 11, 2025

BNP Paribas Securities Corp.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 11, 2025 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of June 21, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association) (the “Subordinated Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be dated as of March 13, 2025, between the Company and the Subordinated Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name:	John Hall
Title:	Executive Vice President and
Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tejus Morland
Name: Tejus Morland
Title: Director

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name: Randolph Randolph
Title: Managing Director

[Signature Page to Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Mac Reddick
Name: Mac Reddick
Title: Director

[Signature Page to Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Erica Mui
Name: Erica Mui
Title: Managing Director

[Signature Page to Pricing Agreement]

TD SECURITIES (USA) LLC

By:	/s/ Chandni Joshi
Name: Chandni Joshi
Title: Director

[Signature Page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055 to be Purchased
BNP Paribas Securities Corp.	$140,000,000
BofA Securities, Inc.	$140,000,000
Deutsche Bank Securities Inc.	$140,000,000
J.P. Morgan Securities LLC	$140,000,000
Morgan Stanley & Co. LLC	$140,000,000
TD Securities (USA) LLC	$140,000,000
Barclays Capital Inc.	$14,000,000
Citigroup Global Markets Inc.	$14,000,000
Goldman Sachs & Co. LLC	$14,000,000
HSBC Securities (USA) Inc.	$14,000,000
Mizuho Securities USA LLC	$14,000,000
SMBC Nikko Securities America, Inc.	$14,000,000
Wells Fargo Securities, LLC	$14,000,000
BMO Capital Markets Corp.	$8,000,000
Santander US Capital Markets LLC	$8,000,000
Scotia Capital (USA) Inc.	$8,000,000
SG Americas Securities, LLC	$8,000,000
Truist Securities, Inc.	$8,000,000
U.S. Bancorp Investments, Inc.	$8,000,000
R. Seelaus & Co., LLC	$4,700,000
Academy Securities, Inc.	$4,650,000
Blaylock Van, LLC	$4,650,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

March 11, 2025

Relating to

Preliminary Prospectus Supplement dated March 11, 2025 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

$1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055

Final Term Sheet

March 11, 2025

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated March 11, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055 (“Debentures”)

Ranking:	Subordinated Unsecured (junior to all existing and future Senior Indebtedness; senior to all existing and future equity securities and the Junior Subordinated Obligations)

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	100% of principal amount, plus accrued interest, if any, from March 13, 2025

Underwriting Discount:	1.000%

Net Proceeds**:	$990,000,000

Maturity Date:	March 15, 2055

Trade Date:	March 11, 2025

Settlement Date***:	March 13, 2025 (T+2)

Interest Reset Date:	March 15, 2035 (“Initial Interest Reset Date”) and each date falling on the five-year anniversary of the preceding Interest Reset Date

Interest Reset Period:	The period from, and including, the Initial Interest Reset Date to, but excluding, the next following Interest Reset Date and thereafter each period from, and including, each Interest Reset Date to, but excluding, the next following Interest Reset Date

Interest Payment Dates:	Subject to the Option to Defer Interest Payments, semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025, and the Maturity Date

Interest Rate:	Subject to the Option to Defer Interest Payments, (i) 6.350%, accruing from, and including, March 13, 2025, to, but excluding, the Initial Interest Reset Date or any earlier redemption date; (ii) from, and including, the Initial Interest Reset Date, during each Interest Reset Period, at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.078%

Option to Defer Interest Payments:	So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Issuer has the right to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed five years for any single Optional Deferral Period. The Issuer may not defer interest beyond the Maturity Date, any earlier accelerated Maturity Date arising from an Event of Default or any other earlier redemption of the Debentures. During an Optional Deferral Period, interest will continue to accrue on the Debentures at the then-applicable rate described above and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each Interest Payment Date, subject to applicable law. If the Issuer has paid all deferred interest (including compounded interest thereon) on the Debentures, the Issuer can again defer interest payments on the Debentures as described above.

Day Count Convention:	30/360

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Optional Redemption:

Redeemable in whole, at any time, or in part, from time to time, (i) on any Interest Payment Date on or after the Initial Interest Reset Date, at a redemption price equal to 100% of the principal amount of Debentures being redeemed, and (ii) prior to the Initial Interest Reset Date, at a redemption price equal to the greater of

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Debentures matured on the Initial Interest Reset Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to, but excluding, the redemption date, and

(2)   100% of the principal amount of the Debentures to be redeemed;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by MetLife, Inc. or any of its affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest (including compounded interest thereon), must be paid in full on all outstanding Debentures for all Interest Periods ending on or before the redemption date.

Redemption after the Occurrence of a Tax Event, Rating Agency Event or Regulatory Capital Event:	Redeemable in whole, but not in part, at any time, within 90 days after the occurrence of a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event” at a redemption price equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date or (ii) in the case of a Rating Agency Event, 102% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

Consent to Terminate the Replacement Capital Covenants:	By purchasing the Debentures, holders of the Debentures, as holders of the “covered debt” under each of the Issuer’s Replacement Capital Covenants, are irrevocably consenting to the termination of each Replacement Capital Covenant and agree to waive any reliance on any covenant, promise or agreement (whether express or implied) set forth therein prior to such terminations, and will not take or attempt to take any action to enforce such covenant, promise or agreement set forth therein prior to those terminations.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

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CUSIP:	59156R CQ9

ISIN:	US59156RCQ92

Joint Book-Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC TD Securities (USA) LLC

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. Santander US Capital Markets LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:	R. Seelaus & Co., LLC Academy Securities, Inc. Blaylock Van, LLC

**	Net Proceeds are net of Underwriting Discount and prior to expenses.
***

It is expected that delivery of the Debentures will be made on or about March 13, 2025, which will be the second business day (T+2) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Debentures will initially settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Debentures who wish to trade the Debentures more than one business day prior to the scheduled settlement date should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or TD Securities (USA) LLC toll-free at 1-855-495-9846.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the $1,000,000,000 6.350% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055: 99.000% of the principal amount thereof

Closing Date: March 13, 2025

Addresses for Notices, etc. to the Representatives:

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

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